OPTION AGREEMENT


         This Agreement is entered into this 26th day of November, 2002, by and between GelStat Corporation, a Minnesota corporation ("GelStat"), Stephen Roberts, a Minnesota resident, James Higgins and Russell Mitchell, each a Wisconsin resident (Roberts, Higgins and Mitchell are referred to herein as "Shareholders"), Developed Technology Resource, Inc., a Minnesota corporation ("DTR") and NP Acquisition Corp., a Minnesota corporation ("NP Acquisition").


                                    RECITALS

         A. GelStat and Shareholders have executed and delivered to DTR and NP Acquisition, an Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "Merger Agreement"), which provides for the merger (the "Merger") of NP Acquisition into GelStat.

         B. Prior to the date hereof, DTR loaned GelStat $100,000, and upon the execution of this Option Agreement loaned GelStat an additional $200,000, all of which is due December 31, 2003. The $300,000 of indebtedness is referred to hereunder as the "Loan."

         C. GelStat has provided DTR with unaudited financial statements as of, and for the period from inception through October 31, 2002.

         D. DTR and NP Acquisition are desirous of having an option to execute and deliver the Merger Agreement during the period specified hereunder.

         E. In further consideration of the Loan and the exercise of this Option Agreement, GelStat has issued a warrant to DTR to purchase 400,000 shares of the common stock of GelStat at a price of $0.75 per share exercisable over a period of three years following the (i) termination of the Option Period (as defined below) if the Option is not exercised, or (ii) termination of the Merger Agreement by DTR as permitted in Section 9.1 of the Merger Agreement.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. OPTION. At any time during the Option Period as defined herein, DTR and NP Acquisition shall have the option (the "Option") to become parties to the Merger Agreement.

     2. OPTION PERIOD. The Option Period shall commence on the date hereof and will terminate the later of 5:00 p.m. on December 16, 2002, or the third (3rd) business day following the date that GelStat and the Shareholders have provided to DTR, or caused to be provided to DTR (i) the results of an independent clinical trial involving a study of the efficacy of GelStat's migraine relief product called "GelStat Migraine" (the "Independent Study") conducted by J & S Studies, Inc., Bryan, Texas, which results consist of the response of not less than 20 subjects having received placebo medication AND not less than 20 subjects having received active medication (the "Minimum Results"), provided however that GelStat may, at any time after December 16, 2002, at its sole discretion and by notice to DTR, elect to designate such lesser number of active medication results and placebo medication results then available as sufficient (the "Alternative Minimum Results") in which case the presentment of the Alternative Minimum Results to DTR shall be of the same effect as if the Minimum Results had been provided, provided however that (a) results of active medication subjects at that time consist of enough positive responders that, even if all active medication recipients remaining between the number of results then in hand and twenty (20) were presumed to be negative responders, the percentage of positive responders would still be 50% or greater, and (b) the placebo response rate is not greater than 34% for those placebo receiving subjects whose results are then in hand, and (ii) any changes to the schedules to, or warranties and representations in Article III of the Merger Agreement. The parties hereto acknowledge that J & S Studies is blinded in the Independent Study, and thus able to provide only the results of individual subjects and that, not knowing whether any such subject received active or placebo medication, will not be able to draw any conclusion regarding the relative efficacy or lack thereof of the study medication, including even a compilation or summary of results. J & S Studies has agreed to provide the raw data to GelStat as it is collected. GelStat will provide for DTR's inspection the original data as provided by J & S Studies or, at DTR's sole discretion, will cause J & S Studies to transmit such raw data directly to a designated representative of DTR. In addition, GelStat will prepare a written summary of the entire results and findings of the Independent Study as available at the attainment of the Minimum Results or Alternative Minimum Results, as the case may be, which summary will be prepared as a good faith, best efforts compilation. Notwithstanding any such compilation, the parties hereto acknowledge that, as per the final protocol to be employed in the Independent Study, a copy of which has previously been provided to DTR, the primary efficacy/outcome measure of the study is headache relief after two (2) hours, where headache relief is defined as a reduction in headache pain from moderate or severe to mild or none. Any subject reporting a decrease in headache pain after two hours from moderate or severe to mild or none is, for purposes of the Independent Study and this Agreement, a positive responder. Any subject not experiencing headache relief as defined is a negative responder. GelStat shall also provide DTR with the results of any other studies conducted by or for GelStat involving the same subject matter, on or before the conclusion of the Option Period as herein defined, which results shall include without limitation any informal or ad hoc studies conducted by GelStat, including any anecdotal information, consumer feedback and `testimonials' received. The parties hereto agree and understand that there is no minimum performance required of the product under study as a prerequisite to effect the merger, neither is there any performance under which DTR will be compelled to effect the merger, neither is any performance of the product under study in any way warranted by GelStat or the Shareholders, but rather the Independent Study is a good faith, mutual effort on the part of all the parties hereto to assess the likely performance of the product under study and evaluate the likely potential economic opportunity represented by the product under study.

     3. METHOD OF EXERCISE. In order to exercise the Option granted hereunder, DTR and NP Acquisition will, together, execute the Merger Agreement within the Option Period, date the Merger Agreement upon execution, and attach the schedules provided to GelStat as set forth in paragraph 2 above, and within the Option Period, or within three business days after execution, whichever occurs earlier, deliver the executed and dated Merger Agreement and a notice of exercise of the Option to GelStat. Upon such execution and delivery, the Merger Agreement shall become fully binding upon all parties thereto.

     4. ADDITIONAL WORKING CAPITAL. DTR agrees to provide to GelStat, in a timely manner, whatever additional working capital is required by GelStat in GelStat's sole, good faith estimation, up to as much as $400,000 between the time, if any, that DTR and NP Acquisition execute the Merger Agreement and the time of Closing as set forth in Section 1.4 of the Merger Agreement. This additional working capital shall be provided as a loan, under the same terms and conditions as the Loan previously executed.

     5. PUBLIC ANNOUNCEMENTS. Each of the parties hereto agree that all press releases and other announcements, whether written or oral, to be made by any of them with respect to the Merger or Option shall be subject to mutual agreement and consent prior to the dissemination thereof; provided, however, either party may make any announcements required by applicable law or NASDAQ Stock Market rules so long as the party so required notifies the other party promptly upon hearing such requirement and in good faith attempts to comply with this Section.

     6. ACCESS TO INFORMATION. From the date hereof until the exercise of the Option, DTR, Merger Subsidiary and GelStat will give the other party (for purposes of this Section 5, the "requesting party) and the requesting party's counsel, financial advisers, auditors and other authorized representatives full access, during normal business hours and upon reasonable notice, to its offices, properties, books and records, will furnish to the requesting party and the requesting party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct its employees, counsel and financial advisors to cooperate with the requesting party in the requesting party's investigation of the business of the other party, provided that no investigation pursuant to this Section shall affect any written representation or warranty given by any party hereto to any other party hereto and provided that any cost directly attributable to such access to information be paid by the requesting party.

     7. NOTICES OF CERTAIN EVENTS. Each party hereto shall promptly notify the other of:

     a. Any material notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or the Merger Agreement.

     b. Any material notice or other communication to or from any governmental or regulatory authority in connection with the transactions contemplated by this Agreement or the Merger Agreement; and

     c. Any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 2.8 or Section 3.9 of the Merger Agreement as appropriate, or which relate to the consummation of the transactions contemplated by the Merger Agreement.

     8. CONDUCT OF BUSINESS UNTIL CLOSING. Except as GelStat and DTR may otherwise consent to or approve in writing on and after the date hereof and prior to the Closing Date as defined in the Merger Agreement, GelStat, the Shareholders, DTR and Merger Subsidiary each agrees:

     a. Not to enter into or authorize any agent to enter into discussions relating to a merger, stock exchange or the sale of all or substantially all of the stock or assets of GelStat, DTR or Merger Subsidiary, or

     b. To conduct and cause the conduct of, the business, operations, activities and practices of GelStat, DTR and Merger Subsidiary, only in the usual, regular and ordinary manner and, to the extent consistent with such business, operations, activities and practices, to use its or his best efforts to preserve their respective business organization and existing business relationships and prospects; and

     c. Not to enter into any transaction nor perform any act, or to cause or permit another to perform any act, which would result in any of the representations and warranties of the parties, as amended, contained in the Merger Agreement not being true and correct in all material respects at and as of the date of the Merger Agreement.

     9. WARRANTIES AND REPRESENTATIONS. GelStat and Shareholders warrant and represent that the warranties and representations set forth in Article III of the Merger Agreement are true and correct to the best of their knowledge as of the date of this Agreement.

     10. EXPENSES. Each party shall pay all of its costs and expenses (including attorneys', accountants' and investment bankers' fees, legal costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

     11. NOTICES. To be effective, all notices or other communications required or permitted hereunder shall be in writing. A written notice, or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to all other parties to this Agreement, (ii) if delivered by overnight delivery service, on the second business day following the date such notice or other communication is timely delivered to the overnight courier, (iii) if delivered by telecopier or e-mail, on the first business day following the date such notice or communication is transmitted, or (iv) if delivered by mail, on the fourth business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party, whichever occurs earlier. The determination of a "business day" shall be made at the location of the recipient of the notice or other communication. Mailed, telecopied or e-mailed communications shall be directed as follows unless written notice of a change of address or telecopier number has been given in writing in accordance with this Section:

    If to DTR or Merger Subsidiary: Developed Technology Resource, Inc.
                                    821 East Harbour Court
                                    Ocoee, FL 34761
                                    Facsimile No: (407) 291-6315
                                    E-mail address: LeAnnCPA@compuserve.com

    and:                            Roger Schnobrich
                                    530 Waycliffe North
                                    Wayzata, MN 55391
                                    Facsimile No: (612) 334-8888
                                    E-mail address: rschnobrich@hinshawlaw.com

    With a copy to:                 Felhaber, Larson, Fenlon & Vogt, P.A.
                                    601 Second Avenue South, Suite 4200
                                    Minneapolis, MN 55402-4302
                                    Attention: Roger H. Frommelt
                                    Facsimile No: (612) 338-4608
                                    E-mail address: rfrommelt@felhaber.com

    If to GelStat or Shareholders:  GelStat Corporation
                                    1326 Schofield Avenue
                                    Schofield, WI  54476
                                    Attention:  Dr. Stephen Roberts
                                    Facsimile No: (715) 355-3093
                                    E-mail address: srobertsequity@hotmail.com

    With a copy to:                 Moss & Barnett, P.A.
                                    90 South Seventh Street, Suite 4800
                                    Minneapolis, MN  55402
                                    Attention:  Janna R. Severance
                                    Facsimile No:  (612) 339-6686
                                    E-mail address: severancej@moss-barnett.com

     12. ARBITRATION. All disputes or claims arising out of or in any way relating to this Agreement shall be submitted to and determined by final and binding arbitration. Arbitration proceedings may be initiated by any party to this Agreement upon notice to the other party and to the American Arbitration Association, and shall be conducted by three arbitrators under the rules of the American Arbitration Association in Minneapolis, Minnesota; provided, however, that the parties may agree following the giving of such notice to have the arbitration proceedings conducted with a single arbitrator. The notice must specify in general the issues to be resolved in any such arbitration proceeding. The arbitrators shall be selected by agreement of the parties to the arbitration proceeding from a list of five or more arbitrators proposed to the parties by the American Arbitration Association or may be persons not on such list as agreed to by the parties to such arbitration. If the parties to the arbitration proceeding fail to agree on one or more of the persons to serve as arbitrators within fifteen days after delivery to each party hereto of the list as proposed by the American Arbitration Association, then at the request of any party to such proceeding, such arbitrators shall be selected at the discretion of the American Arbitration Association. Where the arbitrators shall determine that an arbitration proceeding was commenced by a party frivolously or without a basis or primarily for the purpose of harassment of delay, the arbitrators may assess such party the cost of such proceedings including reasonable attorneys' fees of any other party. In all other cases, each party to the arbitration proceeding shall bear its own costs and its pro-rata share of the fees and expenses charged by the arbitrators and the American Arbitration Association in connection with any arbitration proceeding. Any award or equitable relief granted by the arbitrators may be enforced in accordance with the provisions of Minnesota law. Notwithstanding the foregoing, nothing herein will prevent a party from seeking and obtaining equitable relief from a court of competent jurisdiction pending a final decision of the arbitrators and the proper filing of such decision with such court.

     13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all written or oral negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof.

     14. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto; provided that, except as otherwise provided for herein, neither this Agreement nor any right hereunder shall be assignable by any party hereto, without the prior written consent of the other party.

     15. LEGAL REPRESENTATION. Each party to this Agreement acknowledges his or its right to, and his or its opportunity and the advisability of, obtaining independent legal counsel in connection with the execution of this Agreement.

     16. CAPTIONS. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference, and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

     17. GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the state of Minnesota, without giving effect to the conflict of laws provision thereof.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreements.

     19. REMEDIES CUMULATIVE. Except as otherwise expressly limited herein, the rights, powers and remedies given to any party by this Agreement shall be in addition to all rights, powers and remedies given to that party by any statute or rule of law. Any forbearance or failure to delay in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof or be deemed to be a waiver of any other right, power or remedy.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GELSTAT CORPORATION                         DEVELOPED TECHNOLOGY
                                            RESOURCE, INC.



By:      /s/ Stephen Roberts                By:      /s/ John Hupp
    ---------------------------------       ------------------------------------


NP ACQUISITION CORP.



By:      /s/ John Hupp
   ----------------------------------

SHAREHOLDERS:


         /s/ Stephen Roberts
-------------------------------------
Stephen Roberts


         /s/ Russell Mitchell
-------------------------------------
Russell Mitchell


         /s/ James Higgins
-------------------------------------
James Higgins